Exhibit 99.1

Company Contacts:	Investor Relations Contact:
Senesco Technologies, Inc.	Lippert/Heilshorn & Associates
Bruce Galton	Kim Sutton Golodetz
Chief Executive Officer	(kgolodetz@lhai.com)
(bgalton@senesco.com)	(212) 838-3777
(732) 296-8400

Bayer CropScience
Annette Josten, phone: +49 2173 38-5788
Email: annette.josten@bayercropscience.com
www.bayercropscience.com

Bayer CropScience adds New License to Senesco Technologies’ Gene
Technology for Cotton

NEW BRUNSWICK, N.J., U.S.A (July 24, 2007) — Senesco Technologies, Inc. (“Senesco” or the “Company”) (AMEX: SNT) announced today that Bayer CropScience was granted the exclusive rights to Senesco’s proprietary gene technology for use in Cotton. The agreement anticipates that the licensed technology will enable Bayer CropScience to significantly enhance Cotton fiber and seed yields in its flagship FiberMax® brand on a global basis. In return, Senesco will receive success-bound development milestone and royalty payments upon commercialization. Specific financial terms of the transaction were not disclosed.

“In November 2006, Senesco and Bayer CropScience entered into an exclusive license agreement for use of Senesco’s gene technology in Canola.  That agreement established a strong working relationship between our companies.  We are very pleased to build upon that relationship with this new license agreement for Cotton,” said Bruce Galton, President of Senesco.

Dr. Michiel van Lookeren Campagne, Head of Research at BioScience, a business operations unit of Bayer CropScience, welcomes the new business relationship with Senesco: “After the successful conclusion of our agreement with Senesco on Canola last year, we are pleased that we could now extend this relationship to Cotton as well. Bayer CropScience has grown to be a leading company in the cotton seed market with FiberMax®, our high quality, high yield cotton varieties. We anticipate that the innovative Senesco technology will contribute to further strengthen our leadership position in the global cotton markets.”

About Senesco Technologies, Inc.

Senesco Technologies, Inc. is a U.S. biotechnology company. Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine.  Accelerating apoptosis may have applications to development of cancer treatments.  Delaying apoptosis may have applications to certain diseases such as glaucoma, ischemia and arthritis, among others.  Senesco takes its name from the scientific term for the aging of plant cells: senescence.  The Company has developed technology that regulates the onset of cell death.  Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress for flowers, fruits and vegetables.  In addition to its human health research programs, the Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence.  Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.  Senesco is headquartered in New Brunswick, New Jersey.

About Bayer CropScience

Bayer CropScience AG, a subsidiary of Bayer AG, is one of the world’s leading innovative crop science companies in the areas of crop protection, non-agricultural pest control, seeds and plant biotechnology. The company offers an outstanding range of products and extensive service backup for modern, sustainable agriculture and for non-agricultural applications. Bayer CropScience has a global workforce of about 17,900 and is represented in more than 120 countries. This and further news is available at: www.newsroom.bayercropscience.com.

Forward-Looking Statements

This news release contains forward-looking statements based on current assumptions and forecasts made by Bayer CropScience AG management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future consolidated results, financial situation, development or performance of the Bayer CropScience AG or our parent company, Bayer AG, and the estimates given here. These factors include those discussed in Bayer AG’s public reports filed with the Frankfurt Stock Exchange and with the U.S. Securities and Exchange Commission (including Bayer AG’s Form 20-F). Neither Bayer AG nor Bayer CropScience AG assumes any liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

For Senesco: Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company’s license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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